UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended Purchase and Exchange Agreement

As previously disclosed in the Form 8-K dated November 13, 2024, on November 11, 2024, the Company entered into a Purchase and Exchange Agreement among an investor (the “Purchaser”) and Altbanq Lending LLC (the “Seller”), pursuant to which the Purchaser agreed to purchase from the Seller a portion ($150,469.11) of a promissory note dated March 27, 2024 in the original principal amount of $1,330,000 (the “Note”), with a current balance payable of $1,229,350 (the “Note Balance”). Contemporaneously with assignment of the assigned note portion to the Purchaser, the Company exchanged the $150,469.11 of assigned note portion for 78,615 shares of the Company’s common stock as a 3(a)(9) exchange. In December of 2024, the Purchaser cancelled the exchange and the Seller returned the $150,469.11 to the Purchaser. The 78,615 shares of common stock were issued and subsequently cancelled. These shares were issued, but were never delivered to Purchaser.

On February 19, 2025, the Purchaser, the Seller and the Company entered into an amendment to the Purchase and Exchange Agreement (the “Amendment”), which extends the time for the Purchaser to purchase additional portions of the Note from the Seller. On February 20, 2025, the Purchaser sent the Company a closing notice for the exchange of $55,423.57 of assigned note portion for 78,615 shares of the Company’s common stock as a 3(a)(9) exchange.

Under the terms of the Purchase and Exchange Agreement, as amended, the Purchaser, at any time, may purchase portions of the Note, at one or more closing, by sending an additional closing notice in the amount set forth in the additional note notice and the Company will exchange such additional portions for shares of its common stock as a 3(a)(9) exchange. The additional shares will be calculated by dividing the relevant additional portion by 75% of the average of the three lowest bids for the Company’s common stock on its principal trading market on the five trading days prior to the closing of the purchase of the additional portion.

The Purchase and Exchange Agreement, as amended, contains a beneficial ownership limitation of 4.99% of the number of the common shares outstanding immediately after giving effect to the issuance of common shares issuable upon any closing of the purchase of an additional portion by the Purchaser. No closing of the purchase of any additional portion shall take effect nor shall the Purchaser be able to purchase any additional portion to the extent that after giving effect to such issuance after closing, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would beneficially own in excess of the beneficial ownership limitation.

The Company will not issue shares of common stock in excess of 19.99% of the shares outstanding as of the date of the Purchase and Exchange Agreement. In the event the previous sentence restricts the Company’s ability to completely convert the Note, the Company has received stockholder approval to allow the issuance shares of common stock in excess of 19.99% of the shares outstanding.

For a period of fifteen business days after the amendment, and automatically renewing for additional fifteen business day periods unless terminated by the Seller upon two business days’ notice to the Company, the Seller and Company shall not further amend the Note nor allow any payments to be made on account of the Note.

The foregoing description of the Amendment and of all of the parties’ rights and obligations under the Amendment are qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and of which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2025, the Company received a letter (the “Notification Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because the stockholders’ equity of the Company as of September 30, 2024, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 7, 2025, was below the minimum requirement of $2,500,000 (the “Stockholders’ Equity Requirement”). As of the date of this Current Report on Form 8-K, the Company does not meet the alternative quantitative standards for continued listing on the Nasdaq Capital Market.

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The Notification Letter has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements.

Pursuant to Nasdaq’s Listing Rules, the Company has 45 calendar days (until April 7, 2025), to submit a plan to evidence compliance with the Rule (a “Compliance Plan”). The Company intends to submit a Compliance Plan within the required time, although there can be no assurance that the Compliance Plan will be accepted by Nasdaq. If the Compliance Plan is accepted by Nasdaq, the Company will be granted an extension of up to 180 calendar days from February 19, 2025 to evidence compliance with the Rule.

In the event the Compliance Plan is not accepted by Nasdaq, or in the event the Compliance Plan is accepted but the Company fails to evidence compliance within the extension period, the Company will have the right to a hearing before Nasdaq’s Hearing Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

The Company intends to submit the Compliance Plan on or before April 7, 2025, monitor its stockholders’ equity and, if appropriate, consider further available options to evidence compliance with the Stockholders’ Equity Requirement.

Item 3.02. Unregistered Sales of Equity Securities

On February 10, 2025, Silverback Capital Corporation (“SCC”), pursuant to the Settlement Agreement and Stipulation with the Company dated December 26, 2024, requested the issuance of 120,000 shares of Common Stock to SCC, representing a payment of approximately $92,772.

On February 18, 2025, SCC requested the issuance of 125,000 shares of Common Stock to SCC, representing a payment of approximately $92,081.25.

On February 20, 2025, the Company authorized the issuance of 78,615 shares of common stock pursuant to the Amendment and closing notice described in Item 1.01 above.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), Section 3(a)(9), Section 3(a)(10) and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01. Regulation FD Disclosure.

On February 18, 2025, the Company’s wholly-owned subsidiary, Champion Safe Co., Inc. issued a press release titled “Champion Safe Co. Surpasses Sales Goals at Recent Buying Group Shows, Achieving $2.4M Year-To-Date 2025 Sales and Outperforming Internal Projections.” A copy of the press release is attached hereto as Exhibit 99.1.

On February 19, 2025, the Company issued a press release titled “American Rebel Light Beer Continues Rapid Expansion of National Distribution Footprint adding Iowa’s Mahaska Bottling Company.” A copy of the press release is attached hereto as Exhibit 99.2.

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On February 21, 2025, the Company issued a press release titled “American Rebel Holdings, Inc. (NASDAQ: AREB) CEO Andy Ross Promotes the American Dream and Patriotic Products on NBC KSHB 41 Kansas City Morning Show KC Spotlight.” A copy of the press release is attached hereto as Exhibit 99.3.

The press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof. The Registrant does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Purchase and Exchange Agreement dated February 19, 2025
99.1	Champion Safe Surpasses Sales Goals Press Release dated February 18, 2025
99.2	Mahaska Bottling Company Press Release dated February 19, 2025
99.3	Andy Ross on NBC KSHB 41 Kansas Press Release dated February 21, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: February 21, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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